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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             eMISSIONS TESTING, INC.

                                    EXHIBITS


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                             eMISSIONS TESTING, INC.

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION
-------     -----------
NO.
----

3.1         Articles of Incorporation of eMissions Testing, Inc.

3.2         Bylaws of eMissions Testing, Inc.

*4.1        Specimen of Common Stock Certificate

*5.1        Opinion of Counsel regarding legality of the stock certificate

10.1 Securities Purchase Agreement by and between eMissions Testing, Inc. and GCA Strategic Investment Fund Ltd., as amended, dated June 1, 2000

10.2 Security Agreement dated June 1, 2000 by and between eMissions Testing, Inc. and GCA Strategic Investment Fund, Ltd., as amended, as of September 15, 2000.

10.3 7% Convertible Debentures in the principal amount of $525,000 from eMissions Testing, Inc. to GCA Strategic Investment Fund, Ltd., dated June 1, 2000.

10.4 Common Stock Purchase Warrant issued by eMissions Testing, Inc. to GCA Strategic Investment Fund, Ltd. for 250,000 shares, dated June 1, 2000

10.5 7% Convertible Debenture in the principal amount of $100,000 from eMissions Testing, Inc. to GCA Strategic Investment Fund, Ltd., dated September 15, 2000

10.6 Common Stock Purchase Warrant issued by eMissions Testing, Inc. to GCA Strategic Fund, Ltd. for 50,000 shares, dated September 15, 2000

10.7 Letter from GCA Strategic Investment Fund, Ltd., dated September 15, 2000 regarding Waiver of Closing Conditions for $100,000 Subsequent Takedown Financing of 7% Convertible Debentures of eMissions Testing, Inc.

10.8 Registration Rights Agreement dated June 1, 2000 by and between eMissions Testing, Inc. and GCA Strategic Investment Fund, Ltd.


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10.9        Asset Purchase Agreement by and between eMissions Testing, Inc. and
            Lake Holdings, LLC, dated June 1, 2000

10.10 Employment Agreement by and between eMissions Testing, Inc. and Richard A. Parlontieri, dated September 18, 2000

10.11 Consulting Agreement by and between eMissions Testing, Inc. and Porter Lane Investments, Inc., dated May 5, 2000

10.12 12% Promissory Note from Beachside Commons I, LLC to eMissions Testing, Inc., dated September 15, 2000

10.13 Purchase Agreement by and between eMissions Testing, Inc. and Irish Investments, LLC, dated September 15, 2000

17.1 Resignation of Officer, Director and Employee by William Estroff to eMissions Testing, Inc., dated September 15, 2000

23.1        Consent of Bennett Thrasher & Co. P.C.

*23.2       Consent of Epstein Becker & Green, P.C.

27.1        Financial Data Schedule

*to be filed by amendment


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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                             EMISSIONS TESTING, INC.

            1. The name of the corporation is eMissions Testing, Inc. (the "Corporation").

            2. The Corporation shall have authority to issue thirty million (30,000,000) shares of capital stock, which shall be divided into twenty million (20,000,000) shares of common stock, no par value per share, and ten million (10,000,000) shares of preferred stock, no par value per share. The designations, powers, preferences and relative rights, and the qualifications, limitations and restrictions of the shares of preferred stock shall be determined, in whole or in part, by the board of directors of the Corporation in accordance with the provisions of O.C.G.A. ss.14-2-602 (or any successor statue).

            3. The address of the initial registered office of the Corporation shall be 3399 Peachtree Road, Suite 1400, Atlanta, Georgia 30326. The initial registered agent of the Corporation at such address shall be Thomas J. Stalzer.

            4 The address of the initial principal office of the Corporation shall be 6625 Highway 53 East, Suite 410-172, Dawsonville, Georgia 30534.

            5. The name and address of the incorporator is:

               Thomas J. Stalzer, Esq.
               Epstein Becker & Green, P.C.
               Suite 1400, The Lenox Building
               3399 Peachtree Road, N.E.
               Atlanta, Georgia 30326

            6. The initial board of directors of the Corporation shall consist of one (1) member, whose name and address are as follows:

               Gerald F. Sullivan


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               6625 Highway 53 East
               Suite 410-172
               Dawsonville, Georgia 30534

            IN WITNESS WHEREOF, the undersigned incorporator executes these Articles of Incorporation, this 5th day of May, 2000.


                                         /s/ THOMAS J. STALZER
                                         --------------------------------------
                                         Thomas J. Stalzer, Incorporator


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